Monaker Group, Inc. 8-K

Exhibit 10.3

FIRST AMENDMENT TO PURCHASE AGREEMENT

This First Amendment to Purchase Agreement (this “Agreement”) dated May 31, 2018 (the “Contract Date”) and effective February 28, 2018 (the “Effective Date”), is by and between, A-Tech LLC, a [Texas] limited liability company (“A-Tech” and the “Seller”) and Monaker Group, Inc., a Nevada corporation (the “Company” and the “Purchaser”). Each of the parties hereto are referred to as a “Party” and collectively as the “Parties” to the Agreement as such terms are used herein.

W I T N E S S E T H:

WHEREAS, A-Tech and the Company are parties to that certain Purchase Agreement dated November 21, 2017 and the Addendum thereto dated November 21, 2017 (collectively, the “Purchase Agreement”);

WHEREAS, pursuant to the Purchase Agreement, the Company agreed to purchase from A-Tech, 12 parcels of land on Long Caye, Lighthouse Reef, Belize (the “Property” and the “Purchase”) and A-Tech agreed to construct 12 vacation rental residences on the Property (the “Construction”);

WHEREAS, in consideration for the Purchase of the Property and the Construction, the Company issued A-Tech 240,000 shares of restricted common stock valued at $1.5 million or $6.25 per share (the “Property Shares”);

WHEREAS, in the event the average closing price of the Company’s common stock for the 10 trading days prior to the 90th day after the closing of the Purchase was less than $6.25 per share, the Company was required to true up the value of the Property Shares and on February 20, 2018, an additional 66,632 shares of restricted common stock of the Company were issued to A-Tech (the “True-Up Shares”);

WHEREAS, the Purchase Agreement required A-Tech to provide architectural plans and permitting for the Construction within 90 days of the closing of the Purchase (which transaction closed on November 21, 2017 (the “Closing”)) and to complete the Construction within 270 days from the Closing and that

WHEREAS, pursuant to the Purchase Agreement, the Company had the right to cancel 12,000 shares of restricted common stock of the Company per residence (valued at $75,000 per residence) or 144,000 shares of restricted common stock in aggregate, if the construction of the residences were not timely permitted, planned and/or constructed pursuant to the terms of the Purchase Agreement (the “Cancellation Option”);

WHEREAS, A-Tech has not met the deadlines in the Purchase Agreement and the Company desires to exercise the Cancellation Option on the terms and conditions set forth below;

First Amendment to Purchase Agreement

WHEREAS, notwithstanding the closing of the Purchase Agreement on November 21, 2017, the title to the Property has not to date been transferred into the name of Monaker (the “Transfer of Title”); and

WHEREAS, in an effort to avoid the timing and cost associated with the formal Transfer of Title, A-Tech and the Company now desire to amend the Purchase Agreement as set forth below to provide for the Company’s acquisition of a right to own the Property for no additional consideration, instead of the acquisition of the Property itself.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained and other good and valuable consideration, which the Parties acknowledge receipt of and sufficiency of, the Parties hereto agree as follows:

1.           Termination of Construction Requirement, Cancellation of Shares.

(a)           Effective on the Cancellation Date (defined below), A-Tech shall no longer be required or obligated to undertake the Construction (the “Termination of the Construction Requirements”).

(b)           Within five (5) business days of the date of this Agreement, A-Tech agrees to return the certificate(s) evidencing an aggregate of 144,000 of the Property Shares (the “Returned Shares”) to the Company for cancellation (the “Cancellation” and the date of such Cancellation, the “Cancellation Date”) and agrees to the Company cancelling such Returned Shares. In addition to the return of the certificates evidencing the Returned Shares (to the extent such Returned Shares were issued in certificate form) A-Tech shall also supply instructions to cancel such shares to the Company’s transfer agent along with a blank stock power with medallion signature guaranty and such other items and documents as the Company’s Transfer Agent shall reasonably request to affect such Cancellation from time to time.

(c)           The Cancellation shall be effective for all purposes as of the Effective Date.

2.           Amendment to Purchase Agreement.

(a)           Effective as of the Effective Date, the Purchaser shall be deemed to have acquired, pursuant to the Purchase Agreement, a transferable, non-terminable, right to own the Property, at any time in the future (the “Right to Own”), for no additional consideration, upon the written notice to the Seller of the Purchaser’s intention to exercise the Right to Own and to affect a Transfer of Title.

First Amendment to Purchase Agreement

(b)           Until exercised by the Purchaser or its assign(s), the Seller shall not (i) encumber, (ii) create any lien on, (iii) transfer, (iv) provide any party a right or option to acquire, and (v) provide any person any rights whatsoever to the Property, but shall instead hold the Property in trust solely for the benefit of the Purchaser.

(c)           The Seller shall assist the Purchaser in connection with any subsequent exercise of the Right to Own and/or any transfer or assignment thereof and shall work with the Purchaser or its assign(s) in order to affect the Transfer of Title at no additional cost or expense.

(d)           The Seller shall promptly affect the Transfer of Title upon the exercise of the Right to Own by the Purchaser or its assign(s).

(e)           Effective as of the date of the original Purchase Agreement, each reference in the Purchase Agreement to “Block No. 32” or “Block No. 35” shall be replaced by a reference to “Block No. 47”.

3.           Minutes to Approve Transaction. Concurrently with the Parties entry into this Agreement, A-Tech shall deliver the Company minutes of the managers and members of A-Tech approving A-Tech’s entry into this Agreement and the consummation of the transactions contemplated hereby, including.

4.           Representations, Covenants and Warranties. Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warrants that:

(a)           Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

(b)           The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such Party is bound or affected; and

(c)           Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity.

First Amendment to Purchase Agreement

5.           Further Assurances. The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the transactions contemplated herein.

6.           Effect of Agreement. Upon the effectiveness of this Agreement, each reference in the Purchase Agreement to “Purchase Agreement”, “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Purchase Agreement as modified or amended hereby.

7.           Purchase Agreement to Continue in Full Force and Effect. Except as specifically modified or amended herein, the Purchase Agreement and the terms and conditions thereof shall remain in full force and effect.

8.           Ratification of Purchase Agreement. By entering into this Agreement the Parties ratify, confirm and approve all of the terms and conditions of the Purchase Agreement, as amended and modified hereby.

9.           No Amendment, Modification or Waiver to Purchase Agreement. Other than in connection with the terms and conditions of this Agreement, there shall be no amendments, modifications or waivers of the terms and conditions of the Purchase Agreement in connection with the Parties entry into this Agreement and all other terms of such Purchase Agreement, including, but not limited to the lockup/leakout and right of first refusal rights set forth therein, shall continue to apply and bind the Parties, following the Parties entry into this Agreement and the consummation of the transactions contemplated herein.

10.         Miscellaneous.

(a)           Binding Effect. This Agreement shall be binding on each Party and inure to the benefit of each of the Parties and their respective heirs and successors.

(b)           Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida, excluding any provision of this Agreement which would require the use of the laws of any other jurisdiction. In the event that the Parties are unable to resolve such dispute to the initial legal action, the Parties submit to the jurisdiction and venue in the State or Federal courts of Florida.

(c)           Entire Agreement, Amendments and Waivers. This Agreement constitutes the entire agreement of the Parties hereto and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof. No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any Party hereto unless set forth in a document duly executed by such Party or an authorized agent or such Party.

First Amendment to Purchase Agreement

(d)           Waiver. No failure on the part of any Party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision.

(e)           Section Headings. Section headings are for convenience only and shall not define or limit the provisions of this Agreement.

(f)            Severability. Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the Parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the Parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

(g)           Arm’s Length Negotiations. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

(h)           Amendments. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may be amended by a writing signed by all Parties hereto.

(i)             Remedies. The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief).

First Amendment to Purchase Agreement

(j)            Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

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First Amendment to Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth above to be effective as of the Effective Date, except as otherwise expressly set forth above.

“THE COMPANY”

Monaker Group, Inc.

/s/ Bill Kerby
Bill Kerby
Chief Executive Officer

“A-TECH”

A-Tech LLC

By:	/s/ Ashvin Mascarenhas

Its:	MGMR

Printed Name:	Ashvin Mascarenhas

First Amendment to Purchase Agreement